UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 27, 2007

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ASIA PREMIUM TELEVISION GROUP, INC

(Exact name of registrant as specified in its charter)

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Nevada	033-33263	62-1407521
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 602, 2 North Tuanjiehu Street, Chaoyang District

Beijing, 100026, P.R.C.

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code +8610 6582-7900

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On November 23 2007, we entered into an agreement with the China Mobile and Communications Association (“CMCA”) to acquire 100% of the P Phone Project (“P” in “P Phone” stands for personalization and payment), held by CMCA. The P Phone Project is a business that is developing a mobile-based solution that provides Personal Media and Mobile Payment to cell phone users in Mainland China.

Based in Beijing, CMCA is China’s leading association of nationwide Telecoms. Its members include China Mobile, China Telecom, China Unicom, China Netcom, China Railcom, China Satcom and most of the leading telecom-related product manufacturers and distributors in China.

Under the terms of agreement, ATVG will acquire from CMCA 100% of the rights to the P Phone Project for an aggregate consideration of USD $2.8 million. The consideration will be satisfied through the issuance of 700,000 shares of ATVG common stock (the “Consideration Shares”) valued at $4 per share. 30% of these Consideration Shares will be issued to CMCA and 70% of the shares will be issued to CEC Unet plc, CMCA’s strategic partner in the development of P Phone.

CEC Unet (AIM: CECU) is a leading Chinese mobile payment company that provides mobile top-up payment services to Chinese mobile users. It has 50,000 retail sales outlets and 7 million mobile consumers.

P Phone technology will play a crucial role in converting CEC Unet’s 7 million mobile consumer base from occasional top-up consumers, who only access CEC Unet’s (or any other service provider’s) mobile media and e-payment services on average once every two months, to loyal P Phone users who access their mobile e-payment and personal media services on a daily basis. This will enable the Company to build a loyal P Phone portal and user community for mobile payment and media consumption.

The company’s purchase of the P Phone Project also includes the following key terms: (1) CMCA will invest up to USD $1.8 million into the P Phone Project and manage its operations; (2) CMCA undertakes on a best efforts basis to reach at least 25 million users throughout China within 36 months of the signing of the agreement; (3) CEC Unet will contribute its 50,000 outlets and 7 million consumers for the distribution of the P Phones solution; and (4) The Company will issue to CMCA 200,000 bonus shares of ATVG common stock for every additional 5 million P Phone users CMCA attains for the Company (beyond the initial 25 million user target). The maximum number of bonus shares that can be issued is 800,000.

Pending completion of the agreement, CMCA and CEC Unet will both become significant shareholders ATVG.

Additional details relating to this transaction and the P Phone mobile solution are included in the Appendices below.

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 23 2007, in conjunction with our acquisition of the rights to the P Phone Project, our Board of Directors approved the change of our company name from Asia Premium Television, Inc. to P Phone, Inc.

This change was made in order to reflect enhanced business focus on China’s mobile-marketing and services sectors.

Our name change to P Phone, Inc. is expected to be complete within 45 days of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Asia Premium Television Group, Inc.

Date: November 27, 2007	By:	/s/ Li Li
	Name:	Li Li
	Title:	Chairman

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